Exhibit 99.1

RISK FACTORS

Our business is subject to substantial risks and uncertainties. The occurrence of any of the following risks and uncertainties, either alone or taken together, could materially and adversely affect our business, financial condition, results of operations or prospects. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Risks and uncertainties of general applicability and additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects.

Risks Related to our Financial Position and Need for Additional Capital

We need to obtain additional capital to continue as a going concern. If we are unable to obtain sufficient capital, we will need to curtail and reduce our operations and costs, and modify our business strategy.

Our principal sources of liquidity are cash and cash equivalents of $17.5 million as of December 31, 2016. As of December 31, 2016, we had working capital of $15 million. We believe that our existing cash and cash equivalents, including the proceeds from this Offering, will be sufficient to fund our operations into the second quarter of 2018. However, changing circumstances may cause us to consume capital faster than we currently anticipate, and we may need to spend more money than currently expected because of such circumstances.

To meet our capital needs, we are considering multiple alternatives, including but not limited to, equity financings, debt financings, corporate collaborations, partnerships and other strategic transactions and funding opportunities. However, there can be no assurance that we will be able to complete any such transaction on acceptable terms or otherwise. These factors raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2015 related to our ability to continue as a going concern.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, will result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation, dividends and other rights or preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration or partnership arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will need to curtail and reduce our operations and costs, and modify our business strategy which may require us to, among other things:

•	significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates or one or more of our other research and development initiatives;

•
seek collaborators for one or more of our current or future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available;

•	sell or license on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves; or

•
seek bankruptcy protection which may result in the termination of agreements pursuant to which we license important intellectual property rights including our exclusive collaboration agreements with Intrexon.

We have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future.

We have incurred losses since our inception, have not generated significant revenue from commercial sales of our products, and have never been profitable. Since 2013, which is when we changed our business strategy to focus on therapeutic indications for azficel-T and on diseases affecting the skin and connective tissue in collaboration with our partner Intrexon, we have reduced sales and marketing efforts of LAVIV.  We fulfilled a nominal amount of prescriptions for LAVIV aesthetic procedures in 2015 and 2016 and will continue to do so in 2017. Investment in drug development is highly speculative because it entails substantial upfront capital expenditures and significant risk that a product candidate will fail to gain regulatory approval or become commercially viable. We continue to incur significant research, development and other expenses related to our ongoing operations including development of our product candidates and operation of our manufacturing facility. As a result, we are not profitable and have incurred losses in each period since we emerged from bankruptcy in September 2009. For the year ended December 31, 2016, we had a net loss of $15.3 million, and we had an accumulated deficit of $162.6 million at December 31, 2016.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will continue to be significant if and as we:

•	continue our research and pre-clinical and clinical development of our product candidates;

•	initiate additional pre-clinical, clinical or other studies or trials for our product candidates, including under our collaboration agreements with Intrexon;

•	continue or expand our collaborations with Intrexon and our other collaborators;

•	further develop the manufacturing process for our product candidates;

•	continue to maintain a Current Good Manufacturing Practice (“cGMP”) manufacturing facility;

•	change or add additional manufacturers or suppliers;

•	seek regulatory approvals for our product candidates that successfully complete clinical trials;

•	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain regulatory approval;

•	seek to identify and validate additional product candidates;

•	acquire or in-license other product candidates and technologies;

•	maintain, protect and expand our intellectual property portfolio;

•	attract and retain skilled personnel;

•	create additional infrastructure to support our product development and planned future commercialization efforts; and

•	experience any delays or encounter issues with any of the above.

The net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. In any particular quarter or quarters, our operating results could be below the expectations of securities analysts or investors, which could cause our stock price to decline.

We do not generate significant revenues from product sales and may never be profitable.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory approvals necessary for, the manufacture and commercialization of our product candidates. Since the wind-down of our azficel-T operations, we do not anticipate generating significant revenues from product sales for the foreseeable future, if ever. Our ability to generate future revenues from product sales depends heavily on our success in:

•	completing research and pre-clinical and clinical development of our product candidates;

•	seeking and obtaining regulatory approvals for product candidates for which we complete clinical trials;

•	developing a sustainable, scalable, reproducible, and transferable manufacturing process for our product candidates;

•
establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate (in amount and quality) products and services to support clinical development and the market demand for our product candidates, if approved;

•
launching and commercializing product candidates for which we obtain regulatory approval, either by collaborating with a partner or, if launched independently, by establishing a sales force, marketing, sales operations and distribution infrastructure;

•	obtaining market acceptance of our product candidates and cell therapy and gene therapy as viable treatment options;

•	addressing any competing technological and market developments;

•	implementing additional internal systems and infrastructure, as needed;

•	identifying and validating new product candidates;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•	attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Our expenses could increase beyond expectations if we are required by the FDA or other regulatory agencies, domestic or foreign, to perform clinical trials or other studies in addition to those that we currently anticipate. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

We will seek to raise additional funds in the future, which may be dilutive to stockholders or impose operational restrictions.

We will need to raise additional capital in the future to help fund our clinical trials, our collaboration efforts with Intrexon and for the development and commercialization of our product candidates. If we raise additional capital through the issuance of equity securities, such as through our “at-the-market” equity program with Cantor Fitzgerald & Co., the percentage ownership of our current stockholders will be reduced. We may also issue equity as part of license issue fees to our licensors, to compensate consultants or to settle outstanding payables. Our stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our Common Stock. Debt financing, if available, will result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through corporate collaboration, partnership or other strategic transactions, it may be necessary to relinquish valuable rights to our product candidates, our technologies or future revenue streams or to grant licenses or sell assets on terms that may not be favorable to us. If we cannot raise additional funds, we will have to delay our development activities or cease operations.

Our failure to comply with the restrictive covenants or other terms of our outstanding convertible notes, including as a result of events beyond our control, could result in a default under the notes that could materially and adversely affect the ongoing viability of our business.

On September 7, 2016, we issued an aggregate of approximately $18.1 million in principal of convertible promissory notes (each a “Note” and collectively, the “Notes”) and accompanying warrants to purchase an aggregate of 18,087,500 shares of Common Stock (the “Private Placement Warrants”) in a private placement (the “2016 Private Placement”) to institutional and accredited investors (each an “Investor” and collectively, the “Investors”). The Notes bear interest at 4% per annum and have a stated maturity date of the earlier of (i) September 7, 2026 and (ii) one-hundred and eighty (180) days after the date on which our product candidate, FCX-007, is approved by the FDA for the treatment of RDEB. Each individual Note holder has the right to require us to repay all or any portion of the unpaid principal from time to time on or after September 7, 2021 (such right, a “Put Right”). With respect to accrued and unpaid interest on the Note, each Note holder may elect, at any time and from time to time, to have any accrued and unpaid interest converted into shares of our Common Stock. In addition, each Note holder may elect to accelerate the repayment of all unpaid principal and accrued interest under such holder’s Note upon consummation of a specified change of control transaction or occurrence of certain events of default (as specified in the Notes), including, among other things:

•	our default in a payment obligation under the Notes;

•	our default in a payment obligation under our other debt in excess of $5 million;

•	our breach of the restrictive covenants or other terms of the Notes;

•	certain specified insolvency and bankruptcy-related events; and

•	our Common Stock ceasing to be listed or quoted on NASDAQ or another national securities exchange.

In addition, upon an event of default, the base interest rate (excluding any additional interest) for the Notes automatically increases to twelve percent (12%) per annum. Subject to any applicable cure period set forth in the Notes, all amounts outstanding with respect to the Notes (principal and accrued interest) would become due and payable immediately upon an event of default. We cannot assure you that our assets or cash flow would be sufficient to fully repay our obligations under the Notes if the obligations thereunder are accelerated upon any events of default. Further, if we are unable to repay, refinance or restructure our obligations under the Notes, the holders of such Notes could proceed to protect and enforce their rights under the Notes by exercising such remedies as are available to the holders thereunder and in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in the Notes or in aid of the exercise of any power granted in the Notes. The foregoing would materially and adversely affect the ongoing viability of our business.

Restrictive covenants in the Notes may restrict our ability to pursue business strategies that are in our long-term best interests.

The Notes contain a number of restrictive covenants that impose significant restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. Subject to certain limited exceptions, the Notes include covenants restricting, among other things, our ability to:

•	pay cash dividends or make distributions on our capital stock or redeem or repurchase our capital stock;

•	create, assume or suffer to exist at any time any lien upon any of our properties or assets;

•	assign any accounts or other right to receive income;

•	incur any senior and pari passu debt;

•	enter into transactions with affiliates other than on terms and conditions approved by a majority of the disinterested members of our Board of Directors (the “Board”); and

•
use the proceeds of the 2016 Private Placement for any purpose other than solely for the continued pre-clinical and clinical development of our product candidates and for other general corporate purposes.

In addition, a breach of any of these restrictive covenants could result in a default under the Notes, entitling the holders to declare the Notes, together with accrued and unpaid interest and other amounts payable thereunder, to be immediately due and payable.

Provisions of the Notes and Private Placement Warrants issued in the 2016 Private Placement provide for certain potential payments to the holders of such Notes and Private Placement Warrants that could impede a sale of the Company.

The Private Placement Warrants we issued in the 2016 Private Placement give each holder the option to receive a cash payment based on a Black-Scholes valuation upon our change of control. We are required, at the warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the announcement of a change of control, to repurchase the Private Placement Warrants from the applicable holder by paying to the holder an amount of cash equal to the value of the warrant as determined in accordance with the Black-Scholes option pricing model and the terms of the Private Placement Warrants. In addition, upon consummation of a specified change of control transaction, each holder of a Note may elect to accelerate the repayment of all unpaid principal and accrued interest under such holder’s Note. If a holder does not elect to have us prepay its Note upon such change of control transaction, then we may prepay the Notes, in an amount equal to one hundred one percent (101%) of the outstanding principal due under the Notes (together with accrued and unpaid interest due thereon). These provisions may make it more costly for a potential acquirer to engage in a business combination transaction with us. Provisions that have the effect of discouraging, delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

We may be subject to payment of liquidated damages if we fail to file and maintain an effective registration statement with respect to the securities covered under the registration rights agreements that we entered into in connection with the 2016 Private Placement.

In connection with the 2016 Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors that participated in the 2016 Private Placement. The Registration Rights Agreement contains demand and piggyback registration rights requiring us to register shares of our Common Stock issuable upon the conversion of the Notes or the exercise of the Private Placement Warrants and any other shares of our Common Stock held by the investors for resale under the Securities Act. If we fail, under certain circumstances as described in the Registration Rights Agreement, to file and maintain an effective registration statement with respect to the securities covered under the Registration Rights Agreement, we have agreed to pay liquidated damages to each investor in an amount equal to one percent (1.0%) of the aggregate amount invested by such investor pursuant to the Notes then owned thereby for each 30-day period or pro rata for any portion thereof during which the failure to file or keep a registration statement effective continues.

The exercise of the Private Placement Warrants or conversion of the Notes issued in connection with the 2016 Private Placement may cause substantial dilution to our existing stockholders.

We issued an aggregate of $18.1 million in principal of Notes and Private Placement Warrants to purchase a total of 18,087,500 shares of our Common Stock in connection with the 2016 Private Placement. Each warrant has a five year term ending on September 7, 2021 and is initially exercisable at $1.50 per share beginning March 8, 2017. Holders of the Notes have the right to convert unpaid principal of the Notes into shares of our Common Stock at any time at conversion prices ranging from $1.13625 to $1.22625 per share (the “2016 Private Placement Conversion Price”). The Notes bear interest at four percent (4%) per annum which we may elect to pay in cash or accrue. If we elect for interest to accrue, then (i) we may elect to repay any such accrued and unpaid interest in cash at any time and from time to time and (ii) each holder of a Note may elect to have us repay any such accrued and unpaid interest by delivering such number of shares of our Common Stock equal to (x) the amount of the accrued and unpaid interest to be repaid, divided by (y) the greater of (i) the last closing bid price of a share of our Common Stock as reported on NASDAQ on the date of such election and (ii) the applicable 2016 Private Placement Conversion Price. Commencing September 8, 2016, we have elected to accrue interest.

Subject to adjustment upon certain corporate events, including stock dividends, stock splits and distributions of cash or other assets to stockholders:

•	up to 15,913,612 shares of our Common Stock could be issuable by us in connection with the conversion of principal under the Notes; plus

•	up to 7,779,584 shares of our Common Stock could be issuable by us in satisfaction of our interest payment obligations under the Notes; plus

•	up to 18,087,500 shares of our Common Stock could be issuable by us in connection with the exercise of the Private Placement Warrants.

The exercise of these Private Placement Warrants or the conversion of the Notes may cause substantial dilution to our existing stockholders.

We recently announced the wind-down of our azficel-T (including LAVIV) operations at our Exton, PA facility and a related workforce reduction that are expected to result in significant cost savings as we focus our efforts and resources on our gene-therapy portfolio of product candidates. If we are unable to realize the anticipated cost-saving benefits of these measures or we incur additional unanticipated costs as a result of the wind-down, our operating results and financial condition could be adversely affected.

In June 2016, we announced that we are focusing our efforts and resources on our gene-therapy portfolio of product candidates and, as a result, determined to wind-down azficel-T (including LAVIV) operations at our Exton, PA facility and reduce the workforce that supports such operations. In connection with this reduction in workforce, approximately 50% of our employees were eliminated, primarily in the areas of manufacturing and quality operations. We have incurred one-time termination costs in connection with the reduction in workforce, which include severance, benefits and related costs, totaling approximately $0.3 million through December 31, 2016. Additionally, we have incurred approximately $0.4 million and $0.1 million, respectively, for inventory write-offs and asset impairment charges for equipment used in our azficel-T operations during 2016. While we don’t anticipate significant additional charges in the future for contract termination and wind-down costs, asset impairment or costs to decommission our azficel-T manufacturing facility, there can be no assurance that such charges will not arise in the future.

If we are unable to realize the expected cost savings from the workforce reduction and wind-down activities, our operating results and financial condition would be adversely affected. The wind-down may increase the likelihood of turnover of other key employees, all of which may have an adverse impact on our business, as well as on our operating results and financial condition.

If we are unable to regain compliance with the listing requirements of NASDAQ, our Common Stock may be delisted from NASDAQ which could have a material adverse effect on our financial condition and could make it more difficult for you to sell your shares.

Our Common Stock is listed on NASDAQ, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholders’ equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from NASDAQ.

On October 5, 2016, we received notice (the “Notice”) from NASDAQ that we are not currently in compliance with the $1.00 minimum closing bid price requirement of NASDAQ Listing Rule 5550(a)(2). The Notice indicated that, consistent with NASDAQ Listing Rule 5810(c)(3)(A), we have until April 3, 2017 to regain compliance with the minimum bid price requirement by having the closing bid price of our Common Stock meet or exceed $1.00 per share for at least ten consecutive business days. The notification had no immediate effect on the listing of our Common Stock and our Common Stock will continue to trade on NASDAQ under the symbol “FCSC” at this time.

If we do not regain compliance by April 3, 2017, we may be eligible for an additional 180 calendar day grace period if we meet the continued listing requirement for market value of publicly held shares ($1 million) and all other NASDAQ initial listing standards which require, among other things, that we have at least $5 million of stockholders’ equity or at least $4 million of stockholders’ equity and $50 million market value of listed shares. If we fail to regain compliance during the applicable period, we will receive notification from NASDAQ that our Common Stock is subject to delisting. At that time we may then appeal the delisting determination to a Hearings Panel. Such notification will have no immediate effect on our listing on NASDAQ, nor will it have an immediate effect on the trading of our Common Stock pending such hearing. There can be no assurance, however, that we will be able to regain compliance with NASDAQ’s minimum bid price requirement. If we regain compliance with the NASDAQ minimum bid price requirement, there can be no assurance that we will be able to maintain compliance with the continued listing requirements for NASDAQ, or that our Common Stock will not be delisted from NASDAQ in the future. In addition, we may be unable to meet other applicable listing requirements of NASDAQ, including maintaining minimum levels of stockholders’ equity or market values of our Common Stock in which case, our Common Stock could be delisted notwithstanding our ability to demonstrate compliance with the minimum bid price requirement.

Delisting from NASDAQ may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our Common Stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities. Moreover, a delisting of our Common Stock could result in an event of default under the Notes issued in the 2016 Private Placement.

If we are delisted from NASDAQ and we are not able to list our Common Stock on another exchange, our Common Stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;

•
a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and little or no analyst coverage for us;

•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Our stockholders have approved a reverse stock split of our issued and outstanding shares of Common Stock. Even after the reverse stock split is effected by our Board, we cannot assure you that we will be able to regain compliance with and then continue to comply with NASDAQ’s minimum bid price requirements.

On March 1, 2017, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our outstanding shares of Common Stock at a ratio within a range from 1:3 to 1:10, with such ratio to be determined in the discretion of our Board. Our Board is currently evaluating our closing bid price to determine whether to effect the reverse stock split and, if so, the ratio to effect in order to achieve the requisite increase in the market price of our Common Stock to be in compliance with NASDAQ’s minimum bid price requirement. Even if our Board effectuates the reverse stock split, our Common Stock must trade above NASDAQ’s minimum bid price for a period of 10 consecutive trading days before we are deemed to be back in compliance with NASDAQ’s minimum bid price requirement and there is no guarantee our Common Stock will trade above such levels if the Board effectuates the reverse stock split. Furthermore, even if we are able to regain compliance, we cannot assure you that the market price of our Common Stock will remain at the level required for continuing compliance with the NASDAQ minimum bid price requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines, the percentage decline may be greater than would have occurred in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results or future announcements of equity offerings, could adversely affect the market price of our Common Stock and jeopardize our ability to maintain NASDAQ’s minimum bid price requirement. In addition to specific listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our Common Stock.

The reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that are outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, we cannot assure you that the reverse stock split will result in a share price that will attract new investors, including institutional investors, as some investors, analysts and other stock market participants have negative perceptions of reverse stock splits. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors.

If our stockholders’ equity falls below $2.5 million, our Common Stock may be subject to delisting from NASDAQ.

NASDAQ has the authority, pursuant to NASDAQ Rule 5550(b)(1), to delist our Common Stock if our stockholders’ equity falls below $2.5 million. As of December 31, 2016, our stockholders’ equity was $7.9 million. If our stockholders equity is hereafter reduced below $2.5 million as a result of operating losses or for other reasons, we will fail to meet NASDAQ’s stockholders’ equity requirement. If that occurs, or if we are unable to demonstrate to NASDAQ’s satisfaction that we will be able to sustain compliance with this requirement, NASDAQ may delist our Common Stock. In addition, even if we regain technical compliance with the stockholders’ equity requirement, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on NASDAQ, including the requirement that our Common Stock continues to trade above $1.00.

We are actively monitoring our stockholders’ equity and will consider any and all options available to us to maintain compliance. There can be no assurance, however, that we will be able to maintain compliance and meet NASDAQ’s minimum stockholders’ equity requirements. The alternatives to trading on NASDAQ or another national securities exchange are generally considered to be less efficient and less broad-based than the national securities exchanges and the liquidity of our Common Stock will likely be reduced. In addition, if at any time we are not listed on NASDAQ (or similar national securities exchange), then each holder of our Notes will have the option to declare the Notes held by each holder immediately due and payable, which would drain our financial resources, have a material adverse effect on our financial condition and make it exceedingly difficult to continue as a going concern.

If our Common Stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain our listing on NASDAQ and if the price of our Common Stock is less than $5.00, our Common Stock may be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

We have a limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We have a limited operating history and our primary business activities consist of research, pre-clinical development and conducting clinical trials, pursuing our collaborations with Intrexon and previously commercializing LAVIV. As such, our historical financial data is of limited value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning the costs of our research, pre-clinical development, clinical trials and our collaborations with Intrexon, which depend on the success of such activities, and our ability to effectively and efficiently conduct such research, pre-clinical development, clinical trials and our expectations related to our efforts to achieve FDA approval with respect to our product candidates. Our limited operating history and clinical trial experience make these costs difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected increase in costs. Further, our fixed manufacturing costs and operating expenses may increase significantly as we expand our operations. Accordingly, a significant increase in costs could have an immediate and material adverse effect on our business, results of operations and financial condition.

We may acquire other assets or businesses, or form collaborations or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, incur debt or cause us to incur significant expense.

As part of our business strategy, we may pursue acquisitions of assets or businesses, or strategic alliances and collaborations, to expand our existing technologies and operations. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any such transaction, any of which could have a detrimental effect on our financial condition, results of operations and cash flows. We may not be able to find suitable acquisition candidates, and if we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business and we may incur debt or assume unknown or contingent liabilities in connection therewith. Integration of an acquired company or assets may also disrupt ongoing operations, require the hiring of additional personnel and the implementation of additional internal systems and infrastructure, especially the acquisition of commercial assets, and require management resources that would otherwise focus on developing our existing business. We may not be able to find suitable collaboration partners or identify other investment opportunities, and we may experience losses related to any such investments.

To finance any acquisitions or collaborations, we may choose to issue debt or shares of our Common Stock as consideration. Any such issuance of shares would dilute the ownership of our stockholders. If the price of our Common Stock is low or volatile, we may not be able to acquire other assets or companies or fund a transaction using our stock as consideration. Alternatively, it may be necessary for us to raise additional capital for acquisitions through public or private financings. Additional capital may not be available on terms that are favorable to us, or at all. In addition, the Notes issued in the 2016 Private Placement and the Securities Purchase Agreement (as defined below) with the purchasers of the Series A Preferred Stock and Warrants in this Offering restrict or limit our ability to incur or assume additional indebtedness.

Risks Related to Clinical Development, Regulatory Approval and Commercialization of Our Product Candidates

Our product candidates are based on novel technology, which makes it difficult to predict the time and cost of product development and subsequently obtaining regulatory approval. At the moment, no gene therapy products have been approved in the United States and only two products have been approved in the European Union.

Our product candidates, including FCX-007 and FCX-013, are based on novel technology. Our future success depends on the successful development of this therapeutic approach. There can be no assurance that any development problems we experience in the future related to our product candidates will not cause significant delays or unanticipated costs, or that such development problems can be solved. We may also experience delays in developing a sustainable, reproducible and commercial-scale manufacturing process or transferring that process to commercial partners, which may prevent us from completing our clinical trials or commercializing our product candidates on a timely or profitable basis, if at all.

In addition, the clinical trial requirements of the FDA, the European Medicines Agency (the “EMA”), and other regulatory agencies and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential products. The regulatory approval process for gene-therapy product candidates such as ours can be more expensive and take longer than for other, better known or more extensively studied pharmaceutical or other product candidates. At the moment, only two gene-therapy products have been approved in the Western world, which makes it difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for our product candidates in the United States, the EU or other jurisdictions. Approvals by the EMA may not be indicative of what the FDA may require for approval.

Regulatory requirements governing gene and cell therapy products have evolved and may continue to change in the future. For example, the FDA has established the Office of Cellular, Tissue and Gene Therapies within its Center for Biologics Evaluation and Research (“CBER”), to consolidate the review of gene therapy and related products, and the Cellular, Tissue and Gene Therapies Advisory Committee to advise CBER on its review. Gene therapy clinical trials conducted at institutions that receive funding for recombinant DNA research from the U.S. National Institutes of Health (“NIH”) are also subject to review by the NIH Office of Biotechnology Activities’ Recombinant DNA Advisory Committee (“RAC”). Although the FDA decides whether individual gene therapy protocols may proceed, the RAC review process can impede the initiation of a clinical trial, even if the FDA has reviewed the clinical trial and approved its initiation. Clinical trial sites in the United States that receive NIH funding for research involving recombinant or synthetic nucleic acid molecules are required to follow RAC recommendations, or risk losing NIH funding for such research or needing NIH pre-approval before conducting such research. In addition, the FDA can put an investigational new drug application, or IND, on clinical hold if the information in an IND is not sufficient to assess the risks in pediatric patients. Before a clinical trial can begin at any institution, that institution’s institutional review board (“IRB”), and its Institutional Biosafety Committee will have to review the proposed clinical trial to assess the safety of the trial. Moreover, serious adverse events (“AEs”) or developments in clinical trials of gene therapy product candidates conducted by others may cause the FDA or other regulatory bodies to initiate a clinical hold on our clinical trials or otherwise change the requirements for approval of any of our product candidates.

These regulatory review agencies, committees and advisory groups and the new requirements and guidelines they promulgate may lengthen the regulatory review process, require us to perform additional or larger studies, increase our development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of these treatment candidates or lead to significant post-approval studies, limitations or restrictions. As we advance our product candidates, we will be required to consult with these regulatory and advisory groups and comply with applicable requirements and guidelines. If we fail to do so, we may be required to delay or discontinue development of our product candidates. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential product to market could decrease our ability to generate sufficient product revenue to maintain our business.

The results seen in pre-clinical studies of our product candidates may not be replicated in humans.

Although we have seen positive results in pre-clinical studies of FCX-007 and FCX-013, we may not see positive results when these and any other product candidates undergo clinical trials in humans. Pre-clinical studies are not designed to test the efficacy of a product candidate in humans, but rather to:

•	test short-term safety;

•	establish biological plausibility;

•	identify biologically active dose levels;

•	establish feasibility and reasonable safety of the investigational product’s proposed clinical route of administration;

•	identify physiologic parameters that can guide clinical monitoring; and/or

•	establish proof of concept, or the feasibility and rationale for use of an investigational product in the targeted patient population.

Success in pre-clinical studies does not ensure that later studies or any clinical trials will be successful nor does it predict future results. The rate of failure in drug development is quite high, and many companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in pre-clinical studies and earlier clinical trials. Product candidates may fail to show desired safety and efficacy when used with human patients. Negative or inconclusive results from any of our ongoing pre-clinical studies could result in delays, modifications, or abandonment of clinical trials and the termination of our development of a product candidate.

In previous clinical trials involving viral vectors for gene therapy, some patients experienced serious adverse events, including the development of leukemia due to vector-related insertional oncogenesis. If our vectors demonstrate a similar effect, we may be required to halt or delay further clinical development of our product candidates.

A significant risk in any gene therapy product based on viral vectors is that the vector will insert in or near cancer-causing oncogenes leading to uncontrolled clonal proliferation of mature cancer cells in the patient. For example, in 2003, 20 patients treated for X-linked severe combined immunodeficiency in two gene therapy trials using a murine, or mouse-derived, gamma-retroviral vector showed correction of the disease, but the trials were terminated after five patients developed leukemia (four of whom were subsequently cured). The cause of these adverse events was shown to be insertional oncogenesis, which is the process whereby the corrected gene inserts in or near a gene that is important in a critical cellular process like growth or division, and this insertion results in the development of a cancer (often leukemia). Using molecular diagnostic techniques, it was determined that clones from these patients showed retrovirus insertion in proximity to the promoter of the LMO2 proto-oncogene. Earlier generation retroviruses like the one used in these two trials have been shown to preferentially integrate in regulatory regions of genes that control cell growth.

These well-publicized adverse events led to the development of new viral vectors, such as lentiviral vectors like the ones we utilize for FCX-007 and FCX-013, with potentially improved safety profiles and also the requirement of enhanced safety monitoring in gene therapy clinical trials, including periodic analyses of the therapy’s genetic insertion sites. Notwithstanding the potential safety improvements of lentiviral vectors, the risk of insertional oncogenesis remains a significant concern for gene therapy and we cannot assure that it will not occur in any of our clinical trials. There is also the potential risk of delayed adverse events following exposure to gene therapy products due to persistent biological activity of the genetic material or other components of products used to carry the genetic material. The FDA has stated that lentiviral vectors possess characteristics that may pose risks of delayed adverse events. If any such adverse events occur, further advancement of our clinical trials could be halted or delayed, which would have a material adverse effect on our business and operations.

We may find it difficult to enroll patients in our clinical trials, which could delay or prevent clinical trials of our product candidates.

Identifying and qualifying patients to participate in clinical trials of our product candidates is critical to our success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our product candidates. We have experienced delays in some of our clinical trials, and we may experience similar delays in the future. If patients are unwilling to participate in our clinical trials because of negative publicity from adverse events in cell and gene therapies or for other reasons, including competitive clinical trials for similar patient populations, the timeline for recruiting patients, conducting clinical trials and obtaining regulatory approval of potential products may be delayed. These delays could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our technology or termination of the clinical trials altogether.

We may not be able to identify, recruit and enroll a sufficient number of patients, or those with required or desired characteristics to achieve diversity in a clinical trial or complete our clinical trials in a timely manner. Patient enrollment is affected by a variety factors including, among others:

•	severity of the disease under investigation;

•	design of the study protocol;

•	prevalence of the disease/size of the patient population;

•	eligibility criteria for the clinical trial in question;

•	perceived risks and benefits of the product candidate under study;

•	proximity and availability of clinical trial sites for prospective patients;

•	availability of competing therapies and clinical trials;

•	efforts to facilitate timely enrollment in clinical trials;

•	patient referral practices of physicians; and

•	ability to monitor patients adequately during and after treatment.

Our current product candidates are being developed to treat rare diseases with limited patient pools from which to draw for clinical trials and the process of finding and diagnosing patients may prove costly. We have estimated that there are approximately 1,100 to 2,500 U.S. patients with RDEB and approximately 40,000 U.S. patients with linear scleroderma over a major joint and who exhibit severe joint pain. We may not be able to initiate or continue clinical trials if we cannot enroll a sufficient number of eligible patients to participate in the clinical trials required by the FDA or other regulatory agencies. If we have difficulty enrolling a sufficient number of patients to conduct our clinical trials as planned, we may need to delay, limit or terminate ongoing or planned clinical trials, any of which would have an adverse effect on our business.

Clinical trials may fail to demonstrate the safety or efficacy of our product candidates, which could prevent or significantly delay regulatory approval of our product candidates and harm our business.

Prior to receiving approval to commercialize any of our product candidates, we must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA and other regulatory authorities in the United States and abroad, if applicable, that such product candidate is both safe and effective.  We will need to demonstrate such product candidate’s efficacy and monitor its safety throughout the process.  If our current or future clinical trials are unsuccessful, regulatory approval of our product candidates could be delayed or prevented and our business could be harmed.

All of our product candidates are subject to the risks of failure inherent in drug development.  The results of early-stage clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials.  Product candidates in later-stage clinical trials may fail to demonstrate desired safety and efficacy traits despite having successfully progressed through initial clinical testing.  Even if we believe the data collected from clinical trials of our product candidates is promising, this data may not be sufficient to support approval by the FDA or any other U.S. or foreign regulatory approval.  The FDA may also reject any of our completed clinical trials as inadequate to support approval if the trial design does not include specific safety monitoring measures. Pre-clinical and clinical data can be interpreted in different ways.  Accordingly, FDA officials could reach different conclusions in assessing such data than we do which could delay, limit or prevent regulatory approval.  In addition, the FDA, other regulatory authorities, our IRB or we may suspend or terminate clinical trials at any time.

Obtaining FDA and other regulatory approvals is complex, time consuming and expensive, and the outcomes are uncertain.

The process of obtaining FDA and other regulatory approvals is time consuming, expensive and difficult.  Clinical trials are required to establish the safety and efficacy of product candidates.  Applications to market product candidates must be submitted to the FDA which must be reviewed for approval and approved by the FDA before product candidates may be marketed and clinical trials, manufacturing, and the marketing of products, if approved, are subject to strict regulatory compliance. The commencement and completion of clinical trials for any of our product candidates could be delayed or prevented by a variety of factors, including:

•	delays in obtaining regulatory approvals to commence a study or trial;

•	delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites;

•	delays or failures in obtaining approval of our clinical trial protocol from an IRB to conduct a clinical trial at a prospective study site;

•	delays in the enrollment of patients;

•	manufacturing difficulties;

•	failure of our clinical trials and clinical investigators to be in compliance with the FDA’s good clinical practice;

•
failure of our third-party contract research organizations, clinical site organizations or other clinical trial managers, to satisfy their contractual duties, comply with regulations or meet expected deadlines;

•	lack of efficacy during clinical trials; or

•	unforeseen safety issues.

We do not know whether our clinical trials will need to be restructured or will be completed on schedule, if at all, or whether they will provide data necessary to support regulatory approval.  Significant delays in clinical trials will impede our ability to commercialize our product candidates and generate revenue, and could significantly increase our development costs.

In addition, we utilize bovine-sourced materials to manufacture our product candidates.  It is possible that future FDA regulations may require us to change the source of the bovine-sourced materials we use in our product candidates or to cease using bovine-sourced materials.  If we are required to use alternative materials in our product candidates, and in the event that such alternative materials are available to us, or if we choose to change the materials used in our product candidates in the future, we would need to validate the new manufacturing process and run comparability trials with any reformulated product candidate, which could delay future clinical trials and the submission for regulatory approval of our product candidates and negatively impact the development and potential commercialization of our product candidates.

If we fail to obtain the necessary regulatory approvals, or if such approvals are limited, we will not be able to commercialize our product candidates, and we will not generate product revenues.

Even if we comply with all FDA pre-approval regulatory requirements, the FDA may determine that our product candidates are not safe or effective, and we may never obtain regulatory approval for such product candidates. If we fail to obtain regulatory approval for some or all of our product candidates, we will have fewer commercial products, if any, and correspondingly lower product revenues, if any. Even if our product candidates receive regulatory approval, such approval may involve limitations on the indications and conditions of use or marketing claims for our products. Further, later discovery of previously unknown problems or AEs could result in additional regulatory restrictions, including withdrawal of products and addition of warnings or other statements on the product label.

In jurisdictions outside the United States, we must receive marketing authorizations from the appropriate regulatory authorities before commercializing our product candidates. Regulatory approval processes outside the United States generally include requirements and risks similar to, and in many cases in excess of, the risks associated with FDA approval.

Our failure to comply with extensive governmental regulation may significantly affect our operating results.

Even if we obtain regulatory approval for some or all of our product candidates, we will continue to be subject to extensive ongoing requirements by the FDA, as well as by a number of foreign, national, state and local agencies. These regulations will impact many aspects of our operations, including testing, research and development, manufacturing, safety, efficacy, labeling, storage, quality control, AE reporting, import and export, record keeping, approval, distribution, advertising and promotion of our future products. We must also submit new or supplemental applications and obtain FDA approval for certain changes to an approved product, product labeling or manufacturing process. Application holders must also submit advertising and other promotional material to the FDA and report on ongoing clinical trials. The FDA enforces post-marketing regulatory requirements, including the cGMP requirements, through periodic unannounced inspections. We do not know whether we will pass any future FDA inspections. Failure to pass an inspection could disrupt, delay or shut down our manufacturing operations. Failure to comply with applicable regulatory requirements could result in, among other things:

•	administrative or judicial enforcement actions;

•	changes to advertising;

•	failure to obtain regulatory approvals for our product candidates;

•	revocation or suspension of regulatory approvals of products;

•	product seizures or recalls;

•	court-ordered injunctions;

•	import detentions;

•	delay, interruption or suspension of product manufacturing, distribution, marketing and sales; or

•	civil or criminal sanctions.

The discovery of previously unknown problems with any of our future approved products may result in restrictions on such products, including withdrawal from the market. In addition, the FDA may revisit and change its prior determinations with regard to the safety or efficacy of our future approved products. If the FDA’s position changes, we may be required to change our labeling or cease to manufacture and market our future approved products. Even prior to any formal regulatory action, we could voluntarily decide to cease the distribution and sale or recall any of our future approved products if concerns about their safety or efficacy develop.

In their regulation of advertising and other promotion, the FDA and the Federal Trade Commission (the “FTC”) may issue correspondence alleging that some advertising or promotional practices are false, misleading or deceptive. The FDA and FTC are authorized to impose a wide array of sanctions on companies for such advertising and promotion practices, which could result in any of the following:

•	incurring substantial expenses, including fines, penalties, legal fees and costs to comply with the FDA’s requirements;

•	changes in the methods of marketing and selling products;

•	taking FDA mandated corrective action, which may include placing advertisements or sending letters to physicians rescinding previous advertisements or promotions; or

•	disruption in the distribution of products and loss of sales until compliance with the FDA’s position is obtained.

Improper promotional activities may also lead to investigations by federal or state prosecutors, and result in criminal and civil penalties. If we become subject to any of the above requirements, it could be damaging to our reputation and restrict our ability to sell or market our future approved products, and our business condition could be adversely affected. We may also incur significant expenses in defending ourselves.

Physicians may prescribe pharmaceutical or biologic products for uses that are not described in a product’s labeling or differ from those tested by us and approved by the FDA. While such “off-label” uses are common and the FDA does not regulate physicians’ choice of treatments, the FDA does restrict a manufacturer’s communications on the subject of off-label use. Companies cannot promote FDA-approved pharmaceutical or biologic products for off-label uses, but under certain limited circumstances they may disseminate to practitioners’ articles published in peer-reviewed journals. To the extent allowed by the FDA, we may disseminate peer-reviewed articles on our future approved products to practitioners. If, however, our activities fail to comply with the FDA’s regulations or guidelines, we may be subject to warnings from, or enforcement action by, the FDA or other regulatory or law enforcement authorities.

Our sales, marketing, and scientific/educational grant programs, if any in the future, must also comply with applicable requirements of various federal and state anti-fraud and abuse laws and regulations including the federal Anti-Kickback Statute, the federal civil False Claims Act, and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veteran’s Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws. The distribution of product samples to physicians must comply with the requirements of the Prescription Drug Marketing Act.

Depending on the circumstances, failure to meet post-approval requirements can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, or refusal to allow us to enter into supply contracts, including government contracts. Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity.

We are subject to significant regulation with respect to the manufacturing of our product candidates.

Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with current Good Manufacturing Practices. These regulations govern manufacturing processes and procedures and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Our facilities and quality systems and the facilities and quality systems of some or all of our third party manufacturers and suppliers must pass inspection for compliance with the applicable regulations as a condition of FDA approval of our products. In addition, the FDA may, at any time, audit or inspect a manufacturing facility, including our manufacturing facility or our associated quality systems for compliance with the regulations applicable to the activities being conducted. The FDA also may, at any time following approval of a product for sale, audit our manufacturing facilities or those of our third party manufacturers. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulation occurs independent of such an inspection or audit, we or the FDA may require remedial measures that may be costly and/or time consuming for us or a third party to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales, recalls, market withdrawals, seizures or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

If we fail to obtain or maintain orphan drug exclusivity for any of our product candidates, our competitors may sell products to treat the same conditions and our operations will be adversely impacted.

As part of our business strategy, we have obtained FDA orphan designation for FCX-007 and FCX-013. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the U.S. The first company to obtain FDA approval for a designated orphan drug for a given rare disease receives marketing exclusivity for use of that drug for the stated condition for a period of seven years. Orphan drug exclusive marketing rights may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug or access to the biologic.

Because the extent and scope of patent protection for some of our product candidates is limited, orphan drug designation is especially important for our product candidates that are eligible for orphan drug designation. For eligible product candidates, we plan to rely, in part, on the exclusivity period under the Orphan Drug Act to maintain a competitive position. If we do not obtain orphan drug exclusivity for our product candidates that do not have broad patent protection, our competitors may then sell the same drug or biologic to treat the same condition which could adversely affect our operations.

Even though we have obtained orphan drug designation for FCX-007 and FCX-013 and even if we obtain orphan drug designation for other potential product candidates in the future, due to the uncertainties associated with developing biopharmaceutical products, we may not be the first to obtain regulatory approval for any particular orphan indication, which means that we may not obtain orphan drug exclusivity and could also potentially be blocked from approval until the first product’s orphan drug exclusivity period expires. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved and granted orphan drug exclusivity, the FDA can subsequently approve the same drug or biologic for the same condition if the FDA concludes that the later drug or biologic is safer, more effective or makes a major contribution to patient care. Orphan drug designation does not shorten the regulatory review and approval process, nor does it provide any additional opportunities for review and guidance from the FDA during the review and approval process.

Even if we were to obtain approval for FCX-007 with the rare pediatric disease designation, the Rare Pediatric Disease Priority Review Voucher Program may no longer be in effect at the time of such approval.

FCX-007 has received rare pediatric disease designation from the FDA for the treatment of RDEB. The FDA defines a “rare pediatric disease” as a disease that affects fewer than 200,000 individuals in the U.S. primarily under the age of 18 years old. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, upon the approval of a New Drug Application (“NDA”) or a Biologics License Application (“BLA”) for the treatment of a rare pediatric disease, the sponsor of such application would be eligible for a Rare Pediatric Disease Priority Review Voucher that can be used to obtain priority review for a subsequent NDA or BLA. The Priority Review Voucher may be sold or transferred an unlimited number of times. Congress has extended the Priority Review Voucher Program until September 30, 2020.  This program has been subject to criticism, including by the FDA, and it is possible that even if we obtain approval for FCX-007 and qualify for such a Priority Review Voucher, the program may no longer be in effect at the time of approval.

We are largely dependent on the future commercial success of our product candidates.

Our ability to generate revenues and become profitable will depend in large part on the future commercial success of our product candidates.  If any product that we commercialize in the future does not gain an adequate level of acceptance among physicians, patients and third parties, we may not generate significant product revenues or become profitable. Market acceptance of our products that we commercialize, by physicians, patients and third party payors will depend on a number of factors, some of which are beyond our control, including:

•	The efficacy, safety and other potential advantages in relation to alternative treatments;

•	The relative convenience and ease of administration;

•
The availability of adequate coverage or reimbursement by third parties, such as insurance companies and other healthcare payors, and by government healthcare programs, including Medicare and Medicaid;

•	The prevalence and severity of adverse events;

•	The cost of treatment in relation to alternative treatments, including generic or biosimilar products;

•	The extent and strength of our third party manufacturer and supplier support;

•	The extent and strength of marketing and distribution support;

•	The limitations or warnings contained in a product’s FDA approved labeling; and

•	Distribution and use restrictions imposed by the FDA or to which we agree as part of a mandatory risk evaluation and mitigation strategy or voluntary risk management plan

For example, even if our products have been approved by the FDA, physicians and patients may not immediately be receptive to them and may be slow to adopt them. In addition, even though we believe our product candidates have significant advantages to other treatment options, because no head-to-head trials comparing our product candidates to competing products will have been conducted, the prescribing information approved by the FDA would not contain claims that our product is safer or more effective than competitive products. Accordingly, promotion of our products will not reflect any comparative advantages that may exist.  If our products do not achieve an adequate level of acceptance among physicians, patients and third party payors, we may not generate meaningful revenues and we may not become profitable.

In order to commercialize any of our product candidates, we will need to increase our manufacturing capacity and improve our manufacturing capabilities, which will require significant expenditures and regulatory approval.

We currently have limited manufacturing capacity. In order to commercialize any of our product candidates, we will need to increase our manufacturing capacity. We are developing enhancements and alternatives to our current manufacturing process. If we have difficulties in increasing our manufacturing capacity and improving our capabilities, we will be limited in our ability to manufacture and commercialize our product candidates, if they are approved for marketing; and we may not be able to decrease our manufacturing costs. These difficulties could adversely affect our financial performance and damage our reputation. Even if we are successful in developing such enhancements or finding alternatives to our current process, such manufacturing changes will require additional expenditures, for which we may be required to seek external financing. In addition, our ability to increase our manufacturing capacity or modify our manufacturing processes will be subject to additional FDA review and approval.

Negative public opinion and increased regulatory scrutiny of gene therapies may damage public perception of our product candidates or adversely affect our ability to conduct our business or obtain regulatory approvals for our product candidates.

Public perception may be influenced by claims that gene therapies are unsafe, and gene therapies may not gain the acceptance of the public or the medical community. In particular, our success will depend upon physicians specializing in the treatment of those diseases that our product candidates target prescribing treatments that involve the use of our product candidates in lieu of, or in addition to, existing treatments they are already familiar with and for which greater clinical data may be available. More restrictive government regulations or negative public opinion would have a negative effect on our business or financial condition and may delay or impair the development and commercialization of our product candidates or demand for any products we may develop. Adverse events in our clinical trials, even if not ultimately attributable to our product candidates and the resulting publicity could result in increased governmental regulation, unfavorable public perception, potential regulatory delays in the testing or approval of our potential product candidates, stricter labeling requirements for those product candidates that are approved and a decrease in demand for any such product candidates.

Future sales of our products are subject to adequate coverage, pricing and reimbursement from third-party payors, which are subject to increasing and intense pressure from political, social, competitive and other sources. Our inability to obtain and maintain adequate coverage, pricing or reimbursement, could have an adverse effect on our business.

Future sales of our product candidates, should they receive regulatory approval and be commercialized, are dependent, in large part, on the availability and extent of coverage, pricing and reimbursement from government health administration authorities, private health insurers and other organizations. When a new pharmaceutical or biologic product is approved, the availability of government and private reimbursement for that product may be uncertain, as is the pricing and amount for which that product will be reimbursed. The manner and level at which reimbursement is provided for services related to our product candidates (e.g., for administration of our products to patients) is also important. Inadequate reimbursement for such services may lead to physician resistance and adversely affect our ability to market or sell our products.

Pricing and reimbursement for our products and services related to our products may be adversely affected by a number of factors, including:

•	changes in federal, state or foreign government regulations or private third-party payors’ reimbursement policies;

•	pressure by employers on private health insurance plans to reduce costs; and

•
consolidation and increasing assertiveness of payors, including managed care organizations, health insurers, pharmacy benefit managers, government health administration authorities, private health insurers and other organizations, seeking price discounts or rebates in connection with the placement of our products on their formularies and, in some cases, the imposition of restrictions on access or coverage of particular drugs or biologics pricing determined based on perceived value.

Our failure to maintain adequate coverage, pricing, or reimbursement for our products and services related to our products would have an adverse effect on our business, revenues and results of operation, could curtail or eliminate our ability to adequately fund research and development programs for the discovery and commercialization of new product candidates, and could cause a decline in our stock price.

Drug pricing and other health care costs are under significant scrutiny in the U.S. and are subject to intense political and societal pressures which we anticipate will continue and escalate on a global basis. As a result, our business and reputation may be harmed, our stock price may be adversely impacted and experience periods of volatility, and our results of operations may be adversely impacted.

If the market opportunities for our product candidates are smaller than we believe they are, our results of operations may be adversely affected and our business may suffer.

We focus our research and product development on treatments of diseases affecting the skin and connective tissue. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on estimates. These estimates may prove to be incorrect and new studies or clinical trials may change the estimated incidence or prevalence of these diseases. The number of patients in the U.S. and elsewhere may turn out to be lower than expected, may not be otherwise amenable to treatment with our products, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business.

If any of our approved products were to become the subject of problems related to their efficacy, safety, or otherwise, our business would be seriously harmed.

Any of our product candidates that may be approved by the FDA, will be subject to continual review by the FDA, and we cannot assure you that newly discovered or developed safety issues will not arise. For all of our product candidates, the FDA has required us to pay special attention to potential skin cancer and hypersensitivity reactions at the site of injection and, while we have seen no issues to date, we cannot rule out that issues may arise in the future. With the use of any newly marketed drug by a wider patient population, serious AEs may occur from time to time that initially do not appear to relate to the drug itself. Any safety issues could cause us to suspend or cease marketing of our approved products, cause us to modify how we market our approved products, subject us to substantial liabilities, and adversely affect our financial condition and business.

If physicians do not follow our established protocols, the efficacy and safety of our product candidates may be adversely affected.

We are dependent on physicians and other healthcare professionals to follow our established protocols both as to the administration and the handling of our product candidates in connection with our clinical trials, and we will continue to be dependent on physicians and other healthcare professionals to follow such protocols after our product candidates are commercialized. The treatment protocol requires each physician to verify the patient’s name and date of birth with the patient and the patient records immediately prior to injection. In the event more than one patient’s cells are delivered to a physician or we deliver the wrong patient’s cells to the physician, which has occurred in the past, it is the physician’s obligation to follow the treatment protocol and assure that the patient is treated with the correct cells. If the physicians and other healthcare professionals do not follow our protocol, the efficacy and safety of our product candidates may be adversely affected.

Our product candidates may face competition in the future from other pharmaceutical, medical device and biotechnology companies that may have superior products, manufacturing capabilities, financial resources or marketing position.

The human healthcare products and services industry is extremely competitive. Our competitors include major pharmaceutical, medical device and biotechnology companies. Most of these competitors have more extensive research and development and marketing and manufacturing capabilities than we do, as well as greater financial resources. Our future success will depend on our ability to develop and market effectively our products against those of our competitors. If our products cannot compete effectively in the marketplace, our results of operations and financial position will suffer.

With the enactment of the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), as part of the Patient Protection and Affordable Care Act, an abbreviated pathway for the approval of follow-on biological products was created. The new abbreviated regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” with an existing brand product. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the original branded product was approved under a BLA. This data exclusivity does not prevent another company from developing a product that is highly similar to the original branded product, generating its own data and seeking approval. Data exclusivity only assures that another company cannot rely upon the data within the innovator’s application to support the biosimilar product’s approval.

In his proposed budget for fiscal year 2014, President Obama proposed to cut this 12-year period of exclusivity down to seven years. He also proposed to prohibit additional periods of exclusivity due to minor changes in product formulations, a practice often referred to as “evergreening.” It is possible that Congress may take these or other measures to reduce or eliminate periods of exclusivity.

FDA’s implementation and interpretation of the BPCIA is still evolving and could have a material adverse effect on the future commercial prospects for our product candidates.

We may be liable for product liability claims not covered by insurance.

Physicians, patients and clinical trial participants who have used our products in the past or who use them in the future may bring product liability claims against us. While we have taken, and continue to take, what we believe are appropriate precautions, we may be unable to avoid significant liability exposure. We currently keep in force product liability insurance, although such insurance may not be adequate to fully cover any potential claims or may lapse in accordance with its terms prior to the assertion of claims. We may be unable to obtain product liability insurance in the future, or we may be unable to do so on acceptable terms. Any insurance we obtain or have obtained in the past may not provide adequate coverage against any asserted claims. In addition, regardless of merit or eventual outcome, product liability claims may result in:
•diversion of management’s time and attention;
•expenditure of large amounts of cash on legal fees, expenses and payment of damages;
•decreased demand for our products or any of our future products and services; or
•injury to our reputation.

If we are the subject of any future product liability claims, our business could be adversely affected, and if these claims are in excess of insurance coverage, if any, that we may possess, our financial position will suffer.

Risks Related to Our Dependence on Third Parties

We will incur additional expenses in connection with our exclusive channel collaboration agreements with Intrexon.

Pursuant to our exclusive channel collaboration agreements with Intrexon, we are responsible for future research, development and commercialization expenses of product candidates developed under such collaborations, including FCX-007, FCX-013 and our gene-therapy program for arthritis and related conditions, the effect of which we expect will increase the level of our overall research and development expenses going forward. Although all manufacturing, pre-clinical studies and human clinical trials are expensive and difficult to design and implement, costs associated with the manufacturing, research and development of gene therapy product candidates are generally greater in comparison to small molecule product candidates. We have added personnel and expect to add additional personnel, either directly or through consulting arrangements, to support our exclusive channel collaborations with Intrexon.

Because development activities are determined pursuant to a joint steering committee comprised of Intrexon and ourselves and we have limited experience, future development costs associated with our product candidates may be difficult to anticipate and exceed our expectations. Our actual cash requirements may vary materially from our current expectations for a number of other factors that may include, but are not limited to, unanticipated technical challenges, changes in the focus and direction of our development activities or adjustments necessitated by changes in the competitive landscape in which we operate. If we are unable to continue to financially support such collaborations due to our own working capital constraints, we may be forced to discontinue the collaborations or delay our activities.

We may not be able to retain the exclusive rights licensed to us by Intrexon to develop and commercialize our product candidates.

Pursuant to our exclusive channel collaboration agreements, we are using Intrexon’s technology in connection with all of our product candidates.  The collaboration agreements grant us a license to use patents and other intellectual property of Intrexon in connection with the research, development, and commercialization of collaboration products.

The exclusive channel collaboration agreements may be terminated by Intrexon if we fail to exercise diligent efforts in developing products through the collaborations or if we elect not to pursue the development of a therapy in a “Field” identified by Intrexon that is a “Superior Therapy” as defined in the collaboration agreements.  Upon such termination, the product candidates covered by the applicable exclusive channel collaboration agreement in active and ongoing Phase II or III clinical trials or later stage development through the exclusive channel collaboration agreement shall be entitled to be continued by us with a continuation of the related royalties for such product candidates, and all rights to products covered by the exclusive channel collaboration agreement still in an earlier stage of development shall revert to Intrexon.

There can be no assurance that we will be able to successfully perform under the exclusive channel collaboration agreements and if any of the agreements are terminated it may prevent us from achieving our business objectives and our business may be harmed.

We depend on third parties to conduct our pre-clinical studies and clinical trials, which may result in costs and delays that prevent us from obtaining regulatory approval or successfully commercializing our product candidates.

We engage third parties to perform various aspects of our pre-clinical studies and clinical trials. For instance, we obtain genetically-modified material from a sole source supplier in connection with the clinical development of FCX-007. We depend on these third parties to perform these activities on a timely basis in accordance with the protocol, good laboratory practices, good clinical practices, and other regulatory requirements. Our reliance on these third parties for pre-clinical and clinical development activities reduces our control over these activities. Accordingly, if these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, our pre-clinical studies and clinical trials may be extended, delayed, terminated or our data may be rejected by the FDA. For example, if our sole source supplier of genetically-modified material in connection with the clinical development of FCX-007 were to cease to be able to supply genetically-modified material to us, or decline to supply genetically-modified material to us, our FCX-007 program would be delayed until we obtained an alternative source, which could take a considerable length of time. If it became necessary to replace a third party that was assisting with one of our pre-clinical studies or clinical trials, we believe that there are a number of other third-party contractors that could be engaged to continue these activities, although it may result in a delay of the applicable pre-clinical study or clinical trial. If there are delays in testing or obtaining regulatory approvals as a result of a third party’s failure to perform, our drug discovery and development costs will likely increase, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

We have limited manufacturing capacity and any manufacturing difficulties, disruptions or delays adversely could affect our ability to conduct our clinical trials.

Manufacturing biologic products is difficult, complex and highly regulated. During 2016, we began to manufacture the pre-clinical supply of our FCX-013 product candidate in our facility in Exton, PA. We outsource the manufacturing of our FCX-007 product candidate to a contract manufacturer in Mountain View, CA. Our ability to adequately and timely manufacture and supply our product candidates is dependent on the operation of our sole facility and those of our contract manufacturer, which may be impacted by, among other things:

•	availability, performance, or contamination of raw materials and components used in the manufacturing process, particularly those for which we have no other source or supplier;

•	capacity of our facility and those of contract manufacturer;

•	the performance of information technology systems;

•	compliance with regulatory requirements;

•	inclement weather and natural disasters;

•	changes in forecasts of future demand for product components;

•	timing and actual number of production runs for product components;

•	potential facility contamination by microorganisms or viruses;

•	updating of manufacturing specifications; and

•	product quality success rates and yields.

If the efficient manufacture and supply of our product candidates is interrupted, we may experience delayed shipments or supply constraints, which may materially impact our ongoing and future pre-clinical studies and clinical trials.

Our manufacturing processes and those of our contract manufacturer must undergo a potentially lengthy FDA approval process, as well as other regulatory approval processes, and are subject to continued review by the FDA and other regulatory authorities. It is a multi-year process to build and license a new manufacturing facility and it can take significant time to qualify and license a contract manufacturer.

If regulatory authorities determine that we or our contract manufacturer or certain of our third-party service providers have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing our products or conducting clinical trials or selling our marketed products until we or the affected third-party service providers comply, or indefinitely. Because our third-party service providers are subject to the FDA and, potentially, in the future, foreign regulatory authorities, alternative qualified third-party service providers may not be available on a timely basis or at all. If we or our third-party service providers cease or interrupt production or if our third-party service providers fail to supply materials, products or services to us, we may experience delayed shipments, and supply constraints for our products.

Our research, development and manufacturing operations depend on two facilities for all of our product candidates. If one or more of such facilities is destroyed or is out of operation for a substantial period of time, our business may be adversely impacted.

We currently conduct our research, development and manufacturing operations related to our product candidates in our facility located in Exton, Pennsylvania as well as at our contract manufacturer that uses one facility located in Mountain View, California.

If regulatory, manufacturing or other problems require us to discontinue production at either facility, we will not be able to have supplies for our pre-clinical studies and clinical trials, which would adversely impact our business. If either facility or the equipment in it is significantly damaged or destroyed by fire, flood, power loss or similar events, we may not be able to quickly or inexpensively replace our or our contract manufacturer’s facility. In the event of a temporary or protracted loss of either facility or equipment, we might not be able to transfer manufacturing to a third party. Even if we could transfer manufacturing to a third party, the shift would likely be expensive and time-consuming, particularly since the new facility would need to comply with necessary regulatory requirements.

Risks Related to Our Intellectual Property

If we or our licensors are unable to protect our intellectual property rights or if our intellectual property rights are inadequate for our technologies and product candidates, our competitive position could be harmed.

Our commercial success will depend in large part on our, and our licensors, ability to obtain and maintain patent and other intellectual property protection in the U.S. and other countries with respect to our proprietary technology and our product candidates. We rely on trade secret, patent, copyright and trademark laws, and confidentiality, licensing and other agreements with employees and third parties, all of which offer only limited protection. We seek to protect our proprietary position by filing and prosecuting patent applications in the U.S. and abroad related to our novel technologies and product candidates that are important to our business.

The patent positions of biopharmaceutical companies generally are highly uncertain, involve complex legal and factual questions and have in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patents, including those patent rights licensed to us by third parties, are highly uncertain.  The steps we or our licensors have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, both inside and outside the U.S. Further, the examination process may require us or our licensors to narrow the claims for our pending patent applications, which may limit the scope of patent protection that may be obtained if these applications issue. The rights already granted under any of our currently issued patents or those licensed to us and those that may be granted under future issued patents may not provide us with the proprietary protection or competitive advantages we are seeking. If we or our licensors are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize technology and products similar or superior to ours, and our ability to successfully commercialize our technology and products may be adversely affected. It is also possible that we or our licensors will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

With respect to patent rights, we do not know whether any of the pending patent applications for any of our therapies will result in the issuance of patents that protect our technology or products, or if any of our or our licensors’ issued patents will effectively prevent others from commercializing competitive technologies and product candidates. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the U.S. and other jurisdictions are typically not published until 18 months after filing or in some cases not at all, until they are issued as a patent. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.

Our issued patents, those that may be issued in the future or those licensed or acquired by us, may be challenged, invalidated or circumvented, and the rights granted under any issued patent may not provide us with proprietary protection or competitive advantages against competitors with similar technology.  In particular, we do not know if competitors will be able to design variations on our treatment methods to circumvent our current and anticipated patent claims.  Furthermore, competitors may independently develop similar technologies or duplicate any technology developed by us.

Our pending applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. Because the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, issued patents that we own or have licensed from third parties may be challenged in the courts or patent offices in the U.S. and abroad. Such challenges may result in the loss of patent protection, the narrowing of claims in such patents or the invalidity or unenforceability of such patents, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection for our technology and products. Protecting against the unauthorized use of our or our licensor’s patented technology, trademarks and other intellectual property rights is expensive, difficult and may in some cases not be possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, even in relation to issued patent claims, and proving any such infringement may be even more difficult.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could harm our business.

Our commercial success depends upon our ability to develop, manufacture, and if approved, market and sell our product candidates and to use our related proprietary technologies. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our product candidates, including interference, post grant review, inter partes review or derivation proceedings before the U.S. Patent and Trademark Office (“USPTO”). Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party in order to be able to commercialize any of our product candidates that obtain regulatory approval.  However, we may not be able to obtain any required license on commercially reasonable terms or at all. Under certain circumstances, we could be forced, including by court order, to cease commercializing our future approved products and then expend time and funding to redesign such products so that such products do not infringe others’ patents while still allowing us to compete in the market with a substantially similar product. In addition, in any such proceeding or litigation, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing any of our product candidates that obtain regulatory approval or force us to cease some of our business operations, which could materially harm our business. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar negative impact on our business. In addition, our involvement in any of these proceedings may cause us to incur substantial costs and result in diversion of management and technical personnel. Furthermore, parties making claims against us may be able to obtain injunctive or other equitable relief that could effectively block our ability to develop, commercialize and sell products, and could result in the award of substantial damages against us.

We believe that use of our product candidates in clinical trials falls within the scope of the exemptions provided by 35 U.S.C. Section 271(e) in the U.S., which exempts from patent infringement liability activities reasonably related to the development and submission of information to the FDA. As our product candidates progress toward regulatory approval and commercialization, the possibility of a patent infringement claim against us increases. We attempt to ensure that our product candidates and the methods we employ to manufacture them, as well as the methods for their use we intend to promote, do not infringe other parties’ patents and other proprietary rights. There can be no assurance they do not, however, and competitors or other parties may assert that we infringe their proprietary rights in any event.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on all of our product candidates throughout the world would be prohibitively expensive, and our or our licensors’ intellectual property rights in some countries outside the U.S. can be less extensive than those in the U.S. In addition, the laws and practices of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Consequently, we and our licensors may not be able to prevent third parties from practicing our and our licensors’ inventions in all countries outside the U.S., or from selling or importing products made using our and our licensors’ inventions in and into the U.S. or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products, and may export otherwise infringing products to territories where we or our licensors have patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our or our licensor’s patents or marketing of competing products in violation of our proprietary rights generally in those countries. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put our and our licensors’ patents at risk of being invalidated or interpreted narrowly and our and our licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against us or our licensors. We or our licensors may not prevail in any lawsuits that we or our licensors initiate and the damages or other remedies awarded, if any, may not be commercially meaningful.

The laws of certain foreign countries may not protect our rights to the same extent as the laws of the U.S., and these foreign laws may also be subject to change. For example, methods of treatment and manufacturing processes may not be patentable in certain jurisdictions, and the requirements for patentability may differ in certain countries, particularly developing countries. Furthermore, competitors may challenge the scope, validity or enforceability of our or our licensors’ patents, requiring us or our licensors to engage in complex, lengthy and costly litigation or other proceedings. Biopharmaceutical companies may develop, seek approval for, and launch biosimilar versions of our products. Many countries, including European Union countries, India, Japan and China, have compulsory licensing laws under which a patent owner may be compelled under certain circumstances to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our and our licensors’ efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Given the amount of time required for the development, testing and regulatory review of our product candidates, patents protecting such product candidates might expire before or shortly after such product candidates are commercialized. We expect to seek extensions of patent terms in the U.S. and, if available, in other countries where we are prosecuting patents. In the U.S., the Drug Price Competition and Patent Term Restoration Act of 1984 permits a patent term extension of up to five years beyond the normal expiration of the patent, which is limited to the approved indication (or any additional indications approved during the period of extension). However, the applicable authorities, including the FDA and the USPTO in the U.S., and any equivalent regulatory authority in other countries, may not agree with our assessment of whether such extensions are available, and may refuse to grant extensions to our patents, or may grant more limited extensions than we request. If this occurs, our competitors may be able to take advantage of our investment in development and clinical trials by referencing our clinical and pre-clinical data and launch their product earlier than might otherwise be the case.

Changes in patent law, including recent patent reform legislation, could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve technological and legal complexity, and obtaining and enforcing pharmaceutical patents is costly, time-consuming, and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the U.S. and other countries may diminish the value of our patents or narrow the scope of our patent protection.  For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our and our licensors’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our and our licensors’ ability to obtain new patents or to enforce existing patents and patents we and our licensors may obtain in the future. Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our and our licensors’ patent applications and the enforcement or defense of our or our licensors’ issued patents.

In September 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. In particular, under the Leahy-Smith Act, the U.S. transitioned in March 2013 to a “first to file” system in which the first inventor to file a patent application will be entitled to the patent. Third parties are allowed to submit prior art before the issuance of a patent by the USPTO and may become involved in opposition, derivation, reexamination, post grant review, inter-partes review or interference proceedings challenging our patent rights or the patent rights of our licensors. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our or our licensors’ patent rights, which could adversely affect our competitive position. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents and those licensed to us.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we or our licensors fail to maintain the patents and patent applications covering our product candidates, our competitive position would be adversely affected.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

To protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, and to maintain our competitive position, we rely on trade secret protection and confidentiality agreements. To this end, it is our general policy to require our employees, consultants, advisors, and contractors to enter into agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries, and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. Moreover, we may not be able to obtain adequate remedies for any breaches of these agreements. Our trade secrets may also be obtained by third parties by other means, such as breaches of our physical or computer security systems. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful and have a material adverse effect on the success of our business.

Competitors may infringe our patents or misappropriate or otherwise violate our intellectual property rights. To counter infringement or unauthorized use, litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. Also, third parties may initiate legal proceedings against us or our licensors to challenge the validity or scope of intellectual property rights we own or control. These proceedings can be expensive and time consuming. Many of our current and potential competitors have the ability to dedicate substantially greater resources to defend their intellectual property rights than we can. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Litigation could result in substantial costs and diversion of management resources, which could harm our business and financial results. In addition, in an infringement proceeding, a court may decide that a patent owned by or licensed to us is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our Common Stock.

We may be subject to claims by third parties asserting that our licensors, employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees and our licensors’ employees, including our senior management, were previously employed at universities or at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such third party. Litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms or at all. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•	others may be able to make biologics that are the same as or similar to our product candidates, but that are not covered by the claims of the patents that we own or have exclusively licensed;

•
we or our licensors or any strategic partners might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or have exclusively licensed;

•	we or our licensors might not have been the first to file patent applications covering certain of our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that our pending patent applications will not lead to issued patents;

•	issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

•
our competitors might conduct research and development activities in the U.S. and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on our business.

Risks Related to Business Operations

We are dependent on our executives and other key professionals and the loss of any of these individuals could harm our business.

We are dependent on the efforts of our executives and other key scientific, manufacturing and quality personnel. The loss of any of these individuals, or our inability to recruit and train additional key personnel in a timely manner, could materially and adversely affect our business and our future prospects. A loss of one or more of our current executives or other key professionals could severely and negatively impact our operations. All of our employees, including our chief executive officer, are employed “at-will,” and any of them may elect to pursue other opportunities at any time. We have no present intention of obtaining key man life insurance on any of our executive officers or key professionals.

Recent changes in our senior management team and the lack of shared experience among the current members of our senior management team could harm our business.

Effective as of December 16, 2016, David Pernock resigned as our Chief Executive Officer and as a member of our Board. Effective as of January 1, 2017, Keith A. Goldan resigned as our Chief Financial Officer. Effective as of January 25, 2017, Michael F. Marino resigned as our Senior Vice President, General Counsel and Corporate Secretary. Effective as of December 18, 2016, our Board appointed John M. Maslowski, previously our Senior Vice President of Scientific Affairs, as our Chief Executive Officer. Additionally, in light of the departure of Mr. Goldan, Kimberly M. Smith, our Vice President of Corporate Accounting and Controller, was appointed as our principal accounting officer, effective as of November 7, 2016. On February 10, 2017, Ms. Smith resigned from the Company, effective as of March 31, 2017.

As a result of these changes, we may experience disruption or have difficulty in maintaining or developing our business during this transition. Further, our senior management team has limited experience working together as a group. This lack of shared experience could negatively impact our senior management team’s ability to quickly and efficiently respond to problems and effectively manage our business. If our management team is not able to work together as a group, our business may be harmed.

We may need to attract, train and retain additional experienced executives and other key professionals in the future.

In the future, we may need to seek additional executives and other key professionals. There is a high demand for experienced executive, scientific, manufacturing and quality personnel in our industry. We do not know whether we will be able to attract, train and retain such experienced personnel in the future, which could have a material adverse effect on our business, financial condition and results of operations.

Our business may be adversely affected by current and potential future healthcare reforms.

In the U.S., federal and state legislatures, health agencies and third-party payors continue to focus on containing the cost of health care. Legislative and regulatory proposals and enactments to reform health care insurance programs could significantly influence the manner in which our product candidates, if approved, are prescribed and purchased. For example, provisions of the Patient Protection and Affordable Care Act (“PPACA”) have resulted in changes in the way health care is paid for by both governmental and private insurers, including increased rebates owed by manufacturers under the Medicaid Drug Rebate Program, annual fees and taxes on manufacturers of certain branded prescription drugs, the requirement that manufacturers participate in a discount program for certain outpatient drugs under Medicare Part D and the expansion of the number of hospitals eligible for discounts under Section 340B of the Public Health Service Act.

There is also significant economic pressure on state budgets that may result in states increasingly seeking to achieve budget savings through mechanisms that limit coverage or payment for certain drugs. In recent years, some states have considered legislation and ballot initiatives that would control the prices of drugs, including laws to allow importation of pharmaceutical products from lower cost jurisdictions outside the U.S. and laws intended to impose price controls on state drug purchases. State Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for our product candidates, if approved. In addition, under the PPACA, as states implement their health care marketplaces or operate under the federal exchange, the impact on drug manufacturers will depend in part on the formulary and benefit design decisions made by insurance sponsors or plans participating in these programs. It is possible that we may need to provide discounts or rebates to such plans in order to maintain favorable formulary access for our future product candidates, if approved, which could have an adverse impact on our sales and results of operations.

If we fail to comply with federal and state healthcare laws, including fraud and abuse and health information privacy and security laws, we could face substantial penalties and our business, results of operations, financial condition and prospects could be adversely affected.

As a biopharmaceutical company, even though we do not bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. For example, we could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include, among others:

•
The federal Anti-Kickback Statute, which constrains our business activities, including our marketing practices, educational programs, pricing policies, and relationships with healthcare providers or other entities, by prohibiting, among other things, soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual or the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•
Federal civil false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment of government funds, or other third-party payors that are false or fraudulent. Criminal prosecution is also possible for making or presenting a false or fictitious or fraudulent claim to the federal government;

•
The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which prohibits, among other things, executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•
HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

•
Requirements to report annually to the Centers for Medicare & Medicaid Services certain “transfers of value” made to teaching hospitals and physicians (including family members) and reporting any ownership and investment interests held by physicians and their immediate family members and applicable group purchasing organizations during the preceding calendar year; and

•
State and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government that otherwise restricts certain payments that may be made to healthcare providers and entities; state laws that require drug manufacturers to report information related to payments and other transfer of value to physicians and other healthcare providers and entities; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has further strengthened these laws. For example, the PPACA, among other things, clarified the intent requirement of the federal anti-kickback and certain criminal healthcare fraud statutes. A person or entity does not need to have actual knowledge of this statute or specific intent to violate it. Moreover, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

To the extent that any of our product candidates is ultimately sold in a foreign country, we may be subject to similar foreign laws and regulations.

If we or our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, exclusion from participation in United States federal or state health care programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations any of which could materially adversely affect our ability to operate our business and our financial results. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing manufacturing and laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials or other work-related injuries, this insurance may not provide adequate coverage against potential liabilities. In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Our business and operations would suffer in the event of computer system failures.

Despite the implementation of security measures, our internal computer systems, and those of our contract research organizations, contract manufacturing organization, and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations or the unauthorized transfer of our proprietary information, and could result in a material disruption of our research, pre-clinical and clinical activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs. For example, the loss of clinical trial data from completed or ongoing clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our product candidates could be delayed.

Our ability to use net operating loss carryforwards to reduce future tax payments may be limited or restricted.

We have generated significant net operating loss carryforwards (“NOL’s”) as a result of our incurrence of losses and our conduct of research activities since inception. We generally are able to carry NOL’s forward to reduce our tax liability in future years. However, our ability to utilize the NOL’s is subject to the rules of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”). Those sections generally restrict the use of NOL’s after an “ownership change.” An ownership change occurs if, among other things, the stockholders (or specified groups of stockholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s Common Stock or are otherwise treated as 5% stockholders under Section 382 of the Code and the United States Treasury Department regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders over the applicable testing period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carry forwards and Section 383 imposes an annual limitation on the amount of tax a corporation may offset with carry forwards. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carry forwards. We have completed several financings since our inception which we believe have resulted in “ownership changes” within the meaning of Section 382. We may also experience ownership changes in the future as a result of additional financings and subsequent shifts in our stock ownership. As a result, our NOL’s may be subject to limitations and we may be required to pay taxes earlier and in larger amounts than would be the case if our NOL’s were freely usable.

Risks Related to Ownership of our Common Stock

The trading price of the shares of our Common Stock has been highly volatile, and purchasers of our Common Stock could incur substantial losses.

Our stock began trading on NYSE MKT on May 17, 2013 and then on NASDAQ on August 29, 2014. Between May 17, 2013 and December 31, 2016, our Common Stock has traded between $0.52 and $7.60. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	whether our clinical trials can be conducted within the timeframe that we expect and whether such trials will yield positive results;

•	whether our collaborations with Intrexon can be advanced with positive results within the timeframe and budget that we expect;

•	changes in laws or regulations applicable to our products or product candidates, including but not limited to clinical trial requirements for approvals;

•	unanticipated serious safety concerns related to the use of our product candidates;

•	a decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

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our ability to increase our manufacturing capacity and reduce our manufacturing costs through the improvement of our manufacturing process, our ability to validate any such improvements with the relevant regulatory agencies and our ability to accomplish the foregoing on a timely basis;

•	adverse regulatory decisions;

•	the introduction of new products or technologies offered by us or our competitors;

•	negative public opinion or perception of cell and gene therapies;

•	the inability to effectively manage our growth;

•	actual or anticipated variations in quarterly operating results;

•	the failure to meet or exceed the estimates and projections of the investment community;

•	the perception of the biopharmaceutical industry by the public, legislatures, regulators and the investment community;

•	the overall performance of the U.S. equity capital markets and general political and economic conditions;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments by us or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	additions or departures of key personnel;

•	the trading volume of our Common Stock; and

•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stock of biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Randal J. Kirk and certain of his affiliates (including Intrexon) own a substantial percentage of our Common Stock and will be able to exert significant influence over matters subject to stockholder approval.

As of January 27, 2017, Randal J. Kirk and certain of his affiliates (including Intrexon, our collaboration partner on our gene therapy programs) beneficially owned approximately 16.6 million shares, or approximately 38%, of our Common Stock, excluding Common Stock underlying the Notes and the Private Placement Warrants issued in connection with the 2016 Private Placement. If Randal J. Kirk and certain of his affiliates exercised the Private Placement Warrants and converted the principal and accrued interest of the Notes, they would receive, in the aggregate, (i) approximately 6.8 million shares of our Common Stock pursuant to exercise of the Private Placement Warrants, (ii) approximately 6.0 million shares of Common Stock underlying $6,762,500 outstanding principal amount of convertible promissory notes and (iii) approximately 0.1 million shares of Common Stock underlying accrued interest on the convertible promissory notes resulting in the beneficial ownership of approximately 52% of our Common Stock. If Randal J. Kirk and certain of his affiliates purchase units offered in this Offering, the beneficial ownership of Randal J. Kirk and his affiliates will further increase upon the conversion of the shares of Series A Preferred Stock and the exercise of the Warrants, respectively.

Mr. Kirk and his affiliates may have interests that conflict with our other stockholders and, if acting together, have the ability to significantly influence the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership could delay or prevent any acquisition of our company on terms that other stockholders may desire.

Additionally, two of our directors, Julian Kirk (who is the son of Randal J. Kirk) and Marcus Smith, are employees of Third Security, LLC, which is an affiliate of Randal J. Kirk.

Our operating results may fluctuate significantly in the future, which may cause our results to fall below the expectations of securities analysts, stockholders and investors.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include, but are not limited to:

•	the timing, implementation and cost of our research, pre-clinical studies and clinical trials;

•	expenses in connection with our exclusive channel collaboration agreements with Intrexon;

•	the timely and successful implementation of improved manufacturing processes;

•	our ability to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations;

•	the amount and timing of expenditures by practitioners and their patients;

•	introduction of new technologies;

•	product liability litigation, class action and derivative action litigation, or other litigation;

•	the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

•	the state of the debt and/or equity capital markets at the time of any proposed offering we choose to initiate;

•	our ability to successfully integrate new acquisitions into our operations;

•	government regulation and legal developments regarding our product candidates in the United States and in the foreign countries in which we may operate in the future; and

•	general economic conditions.

As a strategic response to changes in the competitive environment, we may from time to time make pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on our operating results. Due to any of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future period, which may cause our stock price to decline.

Future sales of our Common Stock may depress our stock price.

The market price of our Common Stock could decline as a result of sales of substantial amounts of our Common Stock in the public market, or as a result of the perception that these sales could occur, which could occur if we issue a large number of shares of Common Stock (or securities convertible into our Common Stock) in connection with a future financing, as our Common Stock is trading at low levels. These factors could make it more difficult for us to raise funds through future offerings of Common Stock or other equity securities. In addition to our Common Stock outstanding, as of December 31, 2016, we had warrants and stock options outstanding that were exercisable for a total of 5,087,887 shares of Common Stock. An additional 18,087,500 warrants, issued in connection with the 2016 Private Placement, became exercisable March 8, 2017.

We have not declared any dividends on our Common Stock to date, and we have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our Common Stock rests with our Board and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our

Common Stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our Common Stock to earn a return on their investment.

Provisions in our charter documents could prevent or delay stockholders’ attempts to replace or remove current members of our Board.

Our charter documents provide for staggered terms for the members of our Board. Our Board is divided into three staggered classes, and each director serves a term of three years. At stockholders’ meetings, only those directors comprising one of the three classes will have completed their term and be subject to re-election or replacement.

In addition, our Board is authorized to issue “blank check” preferred stock, with designations, rights and preferences as they may determine. Accordingly, our Board has in the past and may in the future, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. This type of preferred stock could also be issued to discourage, delay or prevent a change in our control.

The use of a staggered Board and the ability to issue “blank check” preferred stock are traditional anti-takeover measures. These provisions in our charter documents make it difficult for a majority stockholder to gain control of the Board and of our company. These provisions may be beneficial to our management and our Board in a hostile tender offer and may have an adverse impact on stockholders who may want to participate in such a tender offer, or who may want to replace some or all of the members of our Board.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and the development of our product candidates.

Our bylaws provide for the indemnification of our officers and directors. We have in the past and may in the future be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain profitability.

Provisions of the warrants issued in connection with certain of our prior financings provide for preferential treatment to the holders of the warrants and could impede a sale of the Company.

The warrants we issued in connection with certain of our prior financings gives each holder the option to receive a cash payment based on a Black-Scholes valuation upon our change of control or upon our failure to be listed on any trading market. We are required, at the warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the announcement of a fundamental transaction, to redeem all or any portion of these warrants from the warrant holder by paying to the holder an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on or prior to the date of the consummation of such fundamental transaction.

An active market for our Common Stock may not be sustained.

In the past, we have had a limited, volatile and sporadic public trading market for our Common Stock. Although our Common Stock is listed on NASDAQ, an active trading market for our Common Stock may not be sustained, especially given the large percentage of our Common Stock held by our affiliates. If an active market for our Common Stock is not sustained, it may be difficult for our stockholders to sell shares without depressing the market price for our Common Stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.